                                                                 Exhibit 10.(j)


                                                       NON-COMPETITION
                                        AGREEMENT, dated as of August 25,
                                        1995 (the "Agreement"), between
                                        MAGNAVISION CORPORATION, a New
                                        Jersey corporation (the
                                        "Corporation") and NICHOLAS
                                        MASTRORILLI, SR., an individual
                                        "Mastrorilli").

                    The Corporation, a wholly-owned subsidiary of MagnaVision Corporation, a Delaware corporation, is engaged in the business of designing, engineering, developing, constructing and marketing private cable and wireless systems and services for colleges and other end-users. Cacomm, Inc. is the registered holder of approximately 70 percent of the outstanding capital stock of Magna-Vision Corporation, Mastrorilli is the registered holder of approximately 34 percent of the outstanding capital stock of Cacomm, Inc. Contemporaneously with the execution and delivery of this Agreement, the Corporation, MagnaVision Corporation and the Investors (as defined in the Securities Purchase Agreement) entered into a Securities Purchase Agreement dated the date hereof.

                    NOW, THEREFORE, in consideration of and as an inducement to the Investors entering into the Securities Purchase Agreement and other documents related thereto, Mastrorilli hereby agrees with the Corporation as follows:


          1.   Definition.

                              For all purposes of this Agreement, "Competitive Business" shall mean any business involving the design, engineering, development, construction and/or marketing of private cable and wireless systems and services in any city or county in any state from Maine to North Carolina of the United States, if such business or the cable systems or services designed, engineered, developed, constructed and/or marketed by it compete, directly or indirectly, with the Corporation's business.

          2.   Agreement Not to Compete or Interfere with Business.

                              Mastrorilli acknowledges that (a) he is receiving benefits from the purchase of securities by the Investors from his indirect interest in the Corporation, (b) the Corporation and its affiliates conduct their business throughout [the United
          States] and (c) due to the highly competitive nature of the business, he agrees that the value and goodwill of the business would be substantially impaired if Mastrorilli engaged in a Competitive Business. Accordingly, Mastrorilli hereby agrees that, during the period commencing on the date hereof and for a period of three years thereafter, he will not:

          (a) engage, directly or indirectly, in any Competitive Business at any location in the United States, whether such engagement shall be as an employer, officer, director, owner, partner, advisor, consultant, stockholder or other participant in any Competitive Business (or in any similar capacity in which Mastrorilli derives an economic benefit from a Competitive Business);

          (b) assist others in engaging in any Competitive Business in the manner described in the foregoing clause (a);

          (c) solicit, entice or induce any employee of the Corporation or any affiliate thereof to terminate his or her employment or engage in any Competitive Business;

          (d) solicit, entice or induce any vendor, customer or distributor of the Corporation or any affiliate to terminate or materially diminish its relationship with the Corporation or such affiliate; or

          (e) otherwise knowingly damage, disparage or interfere with the Corporation or any affiliate;


          provided, however, that nothing contained in this Agreement shall prohibit (i) Mastrorilli from owning in the aggregate less than 1% of a class of publicly-traded securities issued by any

          Competitive Business or (ii) Mastrorilli from maintaining his indirect partnership interest in the Grand Alliance Partnership so long as Mastrorilli does not affirmatively vote for, approve or assist the partnership in a Competitive Business.


          3.   Confidentiality.

          (a) Mastrorilli acknowledges and agrees that certain information he has received or will receive from the Corporation and its affiliates constitutes the confidential and proprietary trade secrets of the Corporation and its affiliates and that Mastrorilli's protection thereof is essential to this Agreement and a condition to Mastrorilli's use and possession thereof. Mastrorilli shall retain in strict confidence any and all such confidential information received from the Corporation and its affiliates (the "Confidential Information") and under no circumstances shall Mastrorilli distribute or in any way disseminate Confidential Information, directly or indirectly, to any third party without the prior written consent of the Corporation.

          (b) Notwithstanding the above, Mastrorilli shall have no liability to the Corporation or its affiliates with respect to Confidential Information which:

           (i) was generally known and available in the public domain at the time it was disclosed or becomes generally known and available in the public domain through no fault of Mastrorilli;

          (ii) is disclosed with the prior written consent of the Corporation or its affiliate;

         (iii) becomes known to Mastrorilli from a source other than the Corporation's or its affiliates' without breach of this Agreement by Mastrorilli and otherwise not in violation of the Corporation's or its affiliates' rights; or

          (iv) is disclosed pursuant to the order or requirement of a court, administrative agency, or other governmental body; provided, that Mastrorilli shall provide prompt, advanced notice thereof to enable the Corporation or its affiliate to seek a protective order or otherwise prevent such disclosure.

          (c) Mastrorilli agrees to indemnify the Corporation or its affiliates for any damages the same may suffer as a result of Mastrorilli's or his agents' failure to abide by the provisions of this Section 3.

          (d) The rights and obligations of the parties under this Section 3 shall survive for two (2) years following the expiration or termination of this Agreement.


          4.   Acknowledgment.

                            Mastrorilli acknowledges that the provisions of this Agreement are not designed to prevent Mastrorilli from earning a living or fostering his own career. The provisions of this Agreement are designed to prevent any third party from gaining unfair advantage from Mastrorilli's knowledge of confidential and proprietary information relating to the Corporation and any affiliate or otherwise damaging or interfering with the business of the Corporation or from his participation in any Competitive Business.


          5.   Survival; Remedies.

                            Mastrorilli's covenants under this Agreement shall survive termination of Mastrorilli's employment with the Corporation. Mastrorilli acknowledges that a remedy at law for any breach or threatened breach of the provisions of this Agreement would be inadequate and therefore agrees that the Corporation shall be entitled to injunctive relief; provided, however, that nothing contained herein shall be construed as prohibiting the Corporation from pursuing any other remedies available for any such breach or threatened breach.

          6.   Benefits of Agreement.

                          This Agreement and the rights and obligations of the parties hereto shall bind and inure to the benefit of any successor or successors of the Corporation by reorganization, merger or consolidation or otherwise and any assignee of all or substantially all of its business and properties.


          7.   Severability.

                          It is the desire and intent of the parties hereto that the provisions of this Agreement shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Agreement shall be adjudicated to be invalid or unenforceable, such provision shall be deemed amended to delete therefrom the portion thus adjudicated to be invalid or unenforceable, such deletion to apply only with respect to the operation of such provision in the particular jurisdiction in which such adjudication is made. In addition, if any one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to duration, geographical scope, activity or subject, it shall be construed by limiting and reducing it, so as to be enforceable to the extent compatible with the applicable law as it shall then appear.


          8.   Notices.

                          All notices or other communications required or permitted hereunder shall be in writing and sufficient if (a) delivered personally, (b) sent by nationally-recognized overnight courier or (c) sent by certified mail, postage prepaid, return receipt requested, addressed as follows:

                       if to the Corporation, to:



                         MagnaVision Corporation
                         1725 Highway 35 South
                         Wall Township, New Jersey  07719
                         Facsimile:  (908) 974-1106
                         Attention:  Nicholas Mastrorilli, Sr.

                       with a copy to:

                       Zimet, Haines, Friedman & Kaplan
                       460 Park Avenue
                       New York, New York  10022
                       Facsimile: (212)223-1151
                       Attention:  Stephen M. Fields, Esq.

                       if to the Mastrorilli, to:

                       Mr. Nicholas Mastrorilli, Sr.
                       517 Morris Avenue
                       Spring Lake, New Jersey  07762




          or, in each case, to such other address as the party to whom notice is to be given may have furnished to the other party in writing in accordance herewith. Any such communication shall be deemed to have been given (a) when delivered, if personally delivered, (b) on the business day after dispatch, if sent by nationally-recognized overnight courier and (c) on the third business day after dispatch, if sent by mail.


          9.   Entire Agreement; Amendments; Prior Agreements.

                          The foregoing is the entire agreement of the parties with respect to the subject matter hereof and may not be amended, supplemented, canceled or discharged except by a written instrument executed by both parties hereto. This Agreement supersedes any and all prior agreements between the parties hereto with respect to the matters covered hereby.


          10.  Governing Law.

                          This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey without regard to the laws and principles thereof which would direct the application of the laws of another jurisdiction.


          11.  Headings.

                          The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.
                                       *1

                    IN WITNESS WHEREOF, this Agreement has been executed and delivered the date first above written.





                                        MAGNAVISION CORPORATION





                                        By:

                                           Name:
                                           Title:






                                            Nicholas Mastrorilli, Sr.